CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-276309 on Form N-2 for StepStone Private Credit Income Fund of our report dated June 28, 2024, relating to the consolidated financial statements of Cresset Partners Private Credit Fund, LLC for the period from March 22, 2023 (commencement of operations) through December 31, 2023, appearing in the Schedule of Exhibits to Form N-2, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

January 2, 2025